THE STRIDE RITE CORPORATION                                         July 9, 2003
NEWS RELEASE                                               FOR IMMEDIATE RELEASE

      CONTACT:    Frank A. Caruso, Chief Financial Officer
                  The Stride Rite Corporation
                  (617) 824-6611

                           James F. Orr III Elected to
                 The Stride Rite Corporation Board of Directors

LEXINGTON, Massachusetts, July 9, 2003 -- The Stride Rite Corporation (SRR;NYSE) announced today that James F. Orr III has been elected to its Board of Directors.

"We are excited to have Jim Orr joining our Board. His vast experience as a senior executive and CEO in the financial services industry, including insurance, banking, brokerage and investment management, will be extremely beneficial to our Company", said David Chamberlain, Chairman and Chief Executive Officer.

Mr. Orr has served as Chairman of the Rockefeller Foundation since December 2000. From May 2000 to December 2001, he was President and Chief Executive Officer of Boston-based United Asset Management Corporation (UMA), one of the largest publicly owned investment management companies in the world. In 1999, he was Chairman and Chief Executive Officer of UNUM Provident Corporation, a global provider of group disability and other types of insurance. From 1987 to 1999, he was Chairman and Chief Executive Officer of its predecessor, UNUM Corporation. He also was Executive Vice President and Treasurer of Connecticut Bank & Trust Company and President of Cardinal Management Company, a Boston investment management firm. Mr. Orr currently serves as a director of Mellon Financial Corporation, Nashua Corporation and Steelpoint Technologies.

Mr. Orr, 60, received a bachelor's degree in science from Villanova University and a master's degree in business administration from Boston University. He is currently a trustee of Bates College and Villanova University, an overseer of the Harvard School of Public Health and a member of the Children's Hospital Trust in Boston.

The Stride Rite Corporation markets the leading brand of high quality children's shoes in the United States. Other footwear products for children and adults are marketed by the Company under well-known brand names, including Keds, Sperry Top-Sider, Tommy Hilfiger, Grasshoppers and Munchkin. Information about the Company is available on our website - WWW.STRIDERITECORP.COM. Information about the Company's brands and product lines is available at WWW.STRIDERITE.COM, WWW.KEDS.COM, WWW.PROKEDS.COM and WWW.SPERRYTOPSIDER.COM.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This announcement includes forward-looking statements which reflect our current views with respect to the future events or financial performance discussed in the release, based on management's beliefs and assumptions and information currently available. When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "appear" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties. Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied. Factors that may cause such a variance include, among others: the opening of new stores may be delayed; the volume of anticipated sales may decline; revenues from new product lines may fall below expectations; the launch of new product lines may be delayed; new retail concepts may not achieve expected results; general retail sales trends may be below expectations; current license agreements may be terminated; consumer fashion trends may shift to footwear styling not currently included in our product lines; our retail customers, including large department stores, may consolidate or restructure operations resulting in unexpected store closings; and additional factors discussed from time to time in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements